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                                  EXHIBIT 99.1
                                  ------------

            DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS
            ---------------------------------------------------------

                        PRINCIPAL MUTUAL HOLDING COMPANY,
                        ---------------------------------
                        PRINCIPAL FINANCIAL GROUP, INC.,
                        --------------------------------
                       PRINCIPAL FINANCIAL SERVICES, INC.,
                       -----------------------------------
                                       AND
                                       ---
                        PRINCIPAL LIFE INSURANCE COMPANY
                        --------------------------------



DIRECTORS:


Betsy J. Bernard
Executive Vice President - Retail Markets
U S WEST
1801 California Street, 52nd Floor
Denver, CO  80202

Jocelyn Carter-Miller
Corporate Vice President and
Chief Marketing Officer
Motorola, Inc.
1000 Corporate Drive, Suite 700
Fort Lauderdale, FL  33334

David J. Drury
Chairman and Chief Executive Officer
Principal Financial Group
711 High Street
Des Moines, IA  50392-0100

Daniel Gelatt
President
NMT Corporation
Post Office Box 2287
La Crosse, WI  54602-2287

J. Barry Griswell
President
Principal Financial Group
711 High Street
Des Moines, IA 50392-0100

G. David Hurd
Principal Financial Group
711 High Street
Des Moines, IA  50392-0100

Charles S. Johnson
Executive Vice President
DuPont
400 Locust
Suite 700 Capital Square
Des Moines, IA  50309


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William T. Kerr                              Elizabeth E. Tallett
Chairman and Chief Executive Officer         President and Chief Executive
Meredith Corporation                          Officer
1716 Locust Street                           Dioscor Inc.
Des Moines, IA  50309-3023                   48 Federal Twist Road
                                             Stockton, NJ  08559

Lee Liu
Chairman of the Board
Alliant Energy Corporation
Post Office Box 351
Cedar Rapids, IA  52406

Victor H. Loewenstein
Partner and Member of the Board
Egon Zehnder International
Cours de Rive #10
CH-1204 Geneva, Switzerland

Ronald D. Pearson
Chairman, President and Chief Executive Officer
Hy-Vee, Inc.
5820 Westown Parkway
West Des Moines, IA  50266

Federico F. Pena
Senior Advisor
Vestar Capital Partners
1225 17th Street, Suite 1660
Denver, CO  80202

John R. Price
Managing Director
The Chase Manhattan Corporation
270 Park Avenue - 44th Floor
New York, NY  10017

Donald M. Stewart
Senior Program Officer and
Special Advisor to the President
Carnegie Corporation of New York
437 Madison Avenue
New York, NY  10022


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Fred W. Weitz
President and Chief Executive Officer
Essex Meadows, Inc.
800 Second Avenue, Suite 150
Des Moines, IA  50309


The principal business address for all Executive Officers is 711 High Street, Des Moines, Iowa 50392.

EXECUTIVE OFFICERS:

David J. Drury                               Robb B. Hill
Chairman and Chief Executive Officer         Senior Vice President

J. Barry Griswell                            Ellen Z. Lamale
President                                    Senior Vice President and Chief
                                              Actuary

John E. Aschenbrenner                        Mary A. O'Keefe
Senior Vice President                        Senior Vice President

Paul F. Bognanno                             Richard L. Prey
Senior Vice President                        Senior Vice President

Gary M. Cain                                 Karen E. Shaff
Senior Vice President                        Senior Vice President and Deputy
                                              General Counsel

C. Robert Duncan                             Robert A. Slepicka
Senior Vice President                        Senior Vice President

Dennis P. Francis                            Norman R. Sorensen
Senior Vice President                        Senior Vice President

Michael H. Gersie                            Carl C. Williams
Senior Vice President                        Senior Vice President and Chief
                                              Information Officer

Thomas J. Graf                               Larry D. Zimpleman
Senior Vice President                        Senior Vice President

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                            PRINCIPAL HOLDING COMPANY
                            -------------------------


The principal business address for all Directors and Executive Officers of Principal Holding Company is 711 High Street, Des Moines, Iowa 50392.

DIRECTORS:


David J. Drury
Chairman

John E. Aschenbrenner                        J. Barry Griswell

Dennis P. Francis                            Ellen Z. Lamale

Michael H. Gersie                            Julia M. Lawler

Thomas J. Graf                               Richard L. Prey


EXECUTIVE OFFICERS:


David J. Drury                               Mary A. O'Keefe
Chairman and Chief Executive Officer         Senior Vice President

J. Barry Griswell                            Richard L. Prey
President                                    Senior Vice President

John E. Aschenbrenner                        Robert A. Slepicka
Senior Vice President                        Senior Vice President

Paul F. Bognanno                             Norman R. Sorensen
Senior Vice President                        Senior Vice President

C. Robert Duncan                             Carl C. Williams
Senior Vice President                        Senior Vice President and Chief
                                             Information Officer

Dennis P. Francis                            Douglas C. Cunningham
Senior Vice President                        Vice President and Controller

Michael H. Gersie                            Joyce N. Hoffman
Senior Vice President                        Vice President and Corporate
                                             Secretary

Thomas J. Graf                               Craig L. Bassett
Senior Vice President                        Treasurer

Robb B. Hill
Senior Vice President